Exhibit 99.1

NEWS RELEASE Contact: Jennifer Grigas EMS Media Relations 1.770.729.6554 grigas.j@ems-t.com www.ems-t.com
EMS Technologies Announces First-Quarter Financial Results
Continued Progress on Connectivity Strategy Leads to
Record First-Quarter Operating Income and Adjusted EBITDA
ATLANTA, May 12, 2011 — EMS Technologies, Inc. (NASDAQ: ELMG), a leading provider of aero connectivity and mobile resource management solutions, today announced higher sales for the first quarter of 2011 and record first-quarter operating income and Adjusted EBITDA.
For the first quarter of 2011, consolidated revenues were $85.0 million, operating income was $3.6 million and net earnings totaled $2.4 million, or $0.16 per share, compared with consolidated revenues of $82.9 million, operating income of $1.9 million and net earnings totaling $0.6 million, or $.04 per share, in the year-ago period.
Adjusted EBITDA (described below under “Non-GAAP Financial Measures”) for the first quarter of 2011 was $9.5 million — an EMS record for the first quarter — and 27% higher than the $7.5 million reported in the first quarter of 2010. First-quarter Adjusted Net Earnings (also described below under “Non-GAAP Financial Measures”) totaled $3.0 million, or $0.20 per share.
“The strategic plans and market focus put in place by the EMS Board and management team over a year ago have enabled us to achieve record-setting first-quarter profits, following up on our strong results in 2010,” said President and CEO, Neil Mackay. “It is a great credit to the employees of EMS that they have remained focused on strong execution, cost control; and taking advantage of the many business opportunities before us.”
Global Resource Management Profits Increase Over 40%
EMS Global Resource Management (“GRM”) combines the LXE and Global Tracking segments to provide end-to-end solutions for transportation, logistics, mobile assets and workforce management.
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Business Highlights
•	GRM first-quarter 2011 revenues totaled $46.1 million, comprising product and service totals of $36.2 million for the company’s LXE line and $9.9 million for Global Tracking solutions.
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GRM first-quarter 2011 revenues exceeded the 2010 level of $40.5 million ($30.6 million for LXE and $9.9 million for Global Tracking). In addition, sales of LXE rugged wireless computers in 2011 were a first-quarter record.

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GRM first-quarter 2011 operating income was $1.9 million ($1.7 million for LXE and $0.2 million for Global Tracking), and Adjusted EBITDA was $3.8 million ($2.7 million for LXE and $1.1 million for Global Tracking).

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GRM first-quarter 2011 profitability was considerably higher than in 2010, when the business reported first-quarter operating income of $1.1 million ($0.9 million for LXE and $0.2 million for Global Tracking), and Adjusted EBITDA totaled $2.7 million ($1.7 million for LXE and $1.0 million for Global Tracking).

First-quarter highlights for GRM include the launch of two LXE wide area network (“WAN”) devices — the handheld Tecton™ rugged mobile computer and the vehicle-mounted Thor™ computer. Additionally, GRM was chosen by the Australian Defense Force to initiate a study assessing the benefits of EMS’s Multi-User Detection technology for Wideband Global SATCOM (“WGS”) satellite communications. EMS also recently unveiled a portfolio of asset-tracking and -monitoring products compatible with the Russian GLONASS constellation; this expands the GRM offering of end-to-end tracking solutions for marine- and land-based vehicles in new, growing markets.
Aviation Announces Higher Profitability and Makes Inroads with Aspire™ Product Line
Business Highlights
•	The Aviation business earned $0.8 million of operating income and $2.8 million of Adjusted EBITDA in the first quarter of 2011 on revenues of $25.0 million.
•	Aviation’s first-quarter profits in 2011 were higher than the prior year results of $0.3 million of operating income and $2.2 million of Adjusted EBITDA, on revenues of $26.2 million.
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The Aviation group’s first-quarter revenues were slightly lower in 2011 as compared with 2010, mainly due to lower contract-manufacturing revenues in a niche application. Aviation connectivity revenues were flat, as the growth in hardware sales offset lower engineering development revenues.

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Recently, EMS began delivering its newly launched Aspire family of airborne-communication systems, which are designed to deliver feature-rich connectivity to owners and operators of small- and medium-sized business aircraft. Aspire Portable AirMail — an easy carry-on email access solution that works through Iridium’s network — was also launched during the period. EMS recently signed an agreement with a major business jet manufacturer to serve as the systems integrator for Ku band equipment that will be standard fit on several aircraft models, confirming EMS’s important role as a Tier 1 integrator for the aviation industry.
Defense & Space Wins Iridium NEXT Order
Business Highlights
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As expected, the changing mix of contracts at Defense & Space contributed to the somewhat lower short-term results in the first quarter of 2011 as compared with the previous year. However, EMS expects that the contract mix will improve as Defense & Space further pursues its strategic focus on opportunities with higher production potential.

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Operating income in the first quarter of 2011 was $0.4 million and Adjusted EBITDA was $1.3 million, on revenues of $14.1 million versus first-quarter 2010 operating income of $0.9 million and Adjusted EBITDA of $1.8 million, on revenues of $16.5 million.

In March, EMS was awarded a five-year production contract for the Iridium NEXT fast switch matrix, the key signal-routing hardware for the 81-satellite constellation. In April, EMS also announced it had won a contract from Boeing to continue supplying key components and assemblies for the seventh flight set of the WGS satellite architecture.
Confirming Guidance for 2011 Fiscal Year
EMS continues to take steps to increase its profitability and expand its presence across mobile connectivity markets. EMS also continues to manage its business carefully so as to maintain a strong balance sheet.
For the full year 2011, EMS expects consolidated revenues in the range of $385 — $405 million, Adjusted EBITDA in the range of $43 — $46 million and Adjusted Earnings Per Share (described below under “Non-GAAP Financial Measures”) in the range of $1.10 — $1.25 per share, assuming an effective income tax rate of 20%.

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“We are pleased with the results for the first quarter, and we continue to expect that our earnings will be weighted toward the second half of the year due to new product rollouts and typical seasonality,” added Mackay. “EMS already enjoys a strong position in the Aviation and GRM markets, and with the launch of LXE’s new wide area network devices — including Tecton and Thor — and our Aviation unit’s new Aspire product line, we remain optimistic about capturing opportunities in our marketplace.”
Committed to Maximizing Shareholder Value
As previously announced, EMS’s Board is currently engaged in a thorough process to evaluate strategic alternatives, including a potential sale of the Company or its businesses. The Board remains committed to maximizing shareholder value through a comprehensive process. Furthermore, the Board is actively involved in this process, working closely with a team of advisors well versed in mergers and acquisitions processes. BofA Merrill Lynch is serving as financial advisor, and King & Spalding LLP and Kirkland & Ellis LLP are serving as legal counsel to EMS and its Board of Directors. The Board is committed to acting in the best interests of its shareholders and looks forward to updating all shareholders on the results of this process once it has been completed.
Non-GAAP Financial Measures
This press release contains information regarding our earnings from continuing operations before interest expense, income taxes, depreciation and amortization and excluding impairment-related charges, acquisition-related items, proxy contest costs and stock-based compensation (“Adjusted EBITDA”). The press release also references net earnings from continuing operations, excluding impairment-related charges, acquisition-related items, proxy contest costs and adjustments, if any, for changes to the valuation allowance for deferred tax assets resulting from changes in judgment about the potential realization of these assets (“Adjusted Net Earnings”) and the corresponding per share amount (“Adjusted Earnings Per Share”). The Company believes that earnings that are based on these non-GAAP financial measures provide useful information to investors, lenders and financial analysts because (i) these measures are more comparable with the results for prior fiscal periods and (ii) by excluding the potential volatility related to the timing and extent of nonoperating activities, such as acquisitions or revisions of the estimated value of post-closing earn-outs, such results provide a useful means of evaluating the success of the Company’s ongoing operating activities. Also, the Company uses this information, together with other appropriate metrics, to set goals for and measure the performance of its operating businesses, to determine management’s incentive compensation, and to assess the Company’s compliance with debt covenants. Management further considers Adjusted EBITDA an important indicator of operational strengths and performance of its businesses. EBITDA measures are used historically by investors, lenders and financial analysts to estimate the value of a company, to make informed investment decisions and to evaluate performance. Management believes that Adjusted EBITDA facilitates comparisons of our results of operations with those of companies having different capital structures. In addition, a measure similar to Adjusted EBITDA is a component of our bank lending agreement, which requires certain levels of Adjusted EBITDA to be achieved by the Company. This information should not be considered in isolation or in lieu of the Company’s operating and other financial information determined in accordance with GAAP. In addition, because EBITDA and adjustments to EBITDA are not determined consistently by all entities, Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

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We have not provided a quantitative reconciliation of projected Adjusted EBITDA or Adjusted Earnings Per Share for 2011. Not all of the information necessary for quantitative reconciliation is available to us at this time without unreasonable efforts; this is due primarily to variability and difficulty in making accurate detailed forecasts and projections. Accordingly, we do not believe that reconciling information for such projected figures would be meaningful.
About EMS Technologies
As one of the world’s leading providers of wireless connectivity solutions, EMS Technologies, Inc. keeps people and systems connected — on land, at sea, in the air or in space. EMS offers industry-leading technology to support Aero Connectivity and Global Resource Management markets though a broad range of cutting-edge satellite and terrestrial network products; helping businesses, assets and people stay connected and promoting universal mobility, visibility and intelligence. EMS (NASDAQ: ELMG) serves customers through operations in 12 countries.
www.ems-t.com
Note: President and Chief Executive Officer, Neil Mackay, and Chief Financial Officer, Gary Shell, will discuss first quarter 2011 results in a conference call at 8:30am ET today. The presentation can be accessed by dialing +1.888.674.0222. Callers from outside the United States should dial +1.201.604.0498. A taped replay of the conference call will be available through May 19, 2011 by dialing 1.888.632.8973 and entering the replay code 61570280 # (international callers use +1.585.295.6791 and enter same replay code).

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SOURCE: EMS Technologies
Investors May Contact:
Gary Shell
CFO, EMS Technologies, Inc.
1.770.729.6512
Reporters May Contact:
Jennifer Grigas
EMS Media Relations
1.770.729.6554
Forward-Looking Statements
Statements contained in this press release regarding the Company’s expectations for its financial results for 2011 and the potential for various businesses and products are forward-looking statements. Actual results could differ materially from those statements as a result of a wide variety of factors. Such factors include, but are not limited to...
•	the progress and results of the Company’s formal process to pursue strategic alternatives, including a possible sale transaction;
•	the cost, time required of our management and employees and general disruption to our operations associated with responding to the proxy contest by MMI Investments, L.P.;
•	economic conditions in the U.S. and abroad and their effect on capital spending in our principal markets;
•	difficulty predicting the timing of receipt of major customer orders, and the effect of customer timing decisions on our results;
•	our successful completion of technological development programs and the effects of technology that may be developed by, and patent rights that may be held or obtained by, competitors;
•	U.S. defense budget pressures on near-term spending priorities;
•	uncertainties inherent in the process of converting contract awards into firm contractual orders in the future;
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volatility of foreign currency exchange rates relative to the U.S. dollar and their effect on purchasing power by international customers, and on the cost structure of our operations outside the U.S., as well as the potential for realizing foreign exchange gains and losses associated with assets and liabilities denominated in foreign currencies;

•	successful resolution of technical problems, proposed scope changes, or proposed funding changes that may be encountered on contracts;
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changes in our consolidated effective income tax rate caused by the extent to which actual taxable earnings in the U.S., Canada and other taxing jurisdictions may vary from expected taxable earnings, changes in tax laws, and the extent to which deferred tax assets are considered realizable;

•	successful transition of products from development stages to an efficient manufacturing environment;

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•	changes in the rates at which our products are returned for repair or replacement under warranty;
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customer response to new products and services, and general conditions in our target markets (such as logistics and space-based communications) and whether these responses and conditions develop according to our expectations;

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the increased potential for asset impairment charges as unfavorable economic or financial market conditions or other developments might affect the estimated fair value of one or more of our business units;

•	the success of certain of our customers in marketing our line of high-speed commercial airline communications products as a complementary offering with their own lines of avionics products;
•	the availability of financing for various mobile and high-speed data communications systems;
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risk that unsettled conditions in the credit markets may make it more difficult for some customers to obtain financing and adversely affect their ability to pay, which in turn could have an adverse impact on our business, operating results and financial condition;

•	development of successful working relationships with local business and government personnel in connection with distribution and manufacture of products in foreign countries;
•	the demand growth for various mobile and high-speed data communications services;
•	our ability to attract and retain qualified senior management and other personnel, particularly those with key technical skills;
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our ability to effectively integrate our acquired businesses, products or technologies into our existing businesses and products, and the risk that any such acquired businesses, products or technologies do not perform as expected, are subject to undisclosed or unanticipated liabilities, or are otherwise dilutive to our earnings;

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the potential effects, on cash and results of discontinued operations, of final resolution of potential liabilities under warranties and representations that we made, and obligations assumed by purchasers, in connection with our dispositions of discontinued operations;

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the availability, capabilities and performance of suppliers of basic materials, electronic components and sophisticated subsystems on which we must rely in order to perform according to contract requirements, or to introduce new products on the desired schedule;

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uncertainties associated with U.S. export controls and the export license process, which restrict our ability to hold technical discussions with customers, suppliers and internal engineering resources and can reduce our ability to obtain sales from customers outside the U.S. or to perform contracts with the desired level of efficiency or profitability; and

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our ability to maintain compliance with the requirements of the Federal Aviation Administration and the Federal Communications Commission, and with other government regulations affecting our products and their production, service and functioning.

Further information concerning relevant factors and risks are identified under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010.

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EMS Technologies, Inc. and Subsidiaries
Consolidated Statements of Operations
(In millions, except per-share data)
Unaudited

	Three Months Ended
	April 2	April 3
	2011	2010
Net sales	$85.0	82.9
Cost of sales	53.5	53.3

Gross profit	31.5	29.6
Selling, general and administrative	22.2	21.7
Research and development	5.7	5.4
Impairment loss on goodwill related charges	—	0.4
Acquisition-related items	—	0.2

Operating income	3.6	1.9
Interest income	0.1	0.2
Interest expense	(0.5)	(0.5)
Foreign exchange loss	(0.2)	(0.7)

Earnings before income taxes	3.0	0.9
Income tax expense	0.6	0.3

Net earnings	$2.4	0.6

Earnings per share	$0.16	0.04

Outstanding shares — diluted	15.4	15.2

Supplemental data:
Adjusted EBITDA	$9.5	7.5
Adjusted EPS	0.20	0.07
Net cash provided by operating activities	6.3	7.6

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EMS Technologies, Inc. and Subsidiaries
Consolidated Condensed Balance Sheets
(In millions)
Unaudited

	April 2	December 31
	2011	2010

Assets
Cash and cash equivalents	$71.5	55.9
Trade accounts receivable	64.4	68.7
Revenue in excess of billings on long-term contracts	21.2	22.0
Inventories	45.2	41.6
Other current assets	12.6	11.3

Current assets	214.9	199.5
Net property, plant and equipment	48.6	48.4
Goodwill	60.5	60.5
Other assets	64.4	64.5

	$388.4	372.9

Liabilities and Shareholders’ Equity
Current installments of long-term debt	$1.5	1.5
Accounts payable	30.7	25.0
Other current liabilities	39.5	47.0

Current liabilities	71.7	73.5
Long-term debt, less current installments	38.0	27.5
Other noncurrent liabilities	14.9	14.9
Shareholders’ equity	263.8	257.0

	$388.4	372.9

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EMS Technologies, Inc. and Subsidiaries
Segment Data
(In millions)
Unaudited

	Three Months Ended
	April 2	April 3
	2011	2010
Net sales
LXE	$36.2	30.6
Global Tracking	9.9	9.9

Total Global Resource Management	46.1	40.5
Aviation	25.0	26.2
Defense & Space	14.1	16.5
Less intercompany sales	(0.2)	(0.3)

Total	$85.0	82.9

Operating income (loss)
LXE	$1.7	0.9
Global Tracking	0.2	0.2

Total Global Resource Management	1.9	1.1
Aviation	0.8	0.3
Defense & Space	0.4	0.9
Corporate & Other	0.5	0.2
Impairment loss on goodwill related charges	—	(0.4)
Acquisition-related items	—	(0.2)

Total	$3.6	1.9

Adjusted EBITDA
LXE	$2.7	1.7
Global Tracking	1.1	1.0

Total Global Resource Management	3.8	2.7
Aviation	2.8	2.2
Defense & Space	1.3	1.8
Corporate & Other	1.6	0.8

Total	$9.5	7.5

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Non-GAAP Financial Measures
This press release contains information regarding our earnings and earnings per share, excluding impairment loss on goodwill related charges, acquisition-related items, and proxy contest costs, (“Adjusted Earnings Per Share”) and earnings before interest expense, income taxes, depreciation and amortization and excluding stock-based compensation, impairment loss on goodwill related charges, acquisition-related items and proxy contest costs (“Adjusted EBITDA”). The Company believes that earnings that are based on these non-GAAP financial measures provide useful information to investors, lenders and financial analysts because (i) these measures are more comparable with the results for prior fiscal periods, and (ii) by excluding the potential volatility related to the timing and extent of nonoperating activities, such as acquisitions or revisions of the estimated value of post-closing earn-outs, such results provide a useful means of evaluating the success of the Company’s ongoing operating activities. Also, the Company uses this information, together with other appropriate metrics, to set goals for and measure the performance of its operating businesses, to determine management’s incentive compensation, and to assess the Company’s compliance with debt covenants. Management further considers Adjusted EBITDA an important indicator of operational strengths and performance of its businesses. EBITDA measures are used historically by investors, lenders and financial analysts to estimate the value of a company, to make informed investment decisions and evaluate performance. Management believes that Adjusted EBITDA facilitates comparisons of our results of operations with those of companies having different capital structures. In addition, a measure similar to Adjusted EBITDA is a component of our bank lending agreement, which requires certain levels of Adjusted EBITDA to be achieved by the Company. This information should not be considered in isolation or in lieu of the Company’s operating and other financial information determined in accordance with GAAP. In addition, because EBITDA and adjustments to EBITDA are not determined consistently by all entities, Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.
Following is a reconciliation of our net earnings and earnings per share to the non-GAAP financial measures that exclude impairment loss on goodwill related charges, acquisition-related items and proxy contest costs for the three months ended April 2, 2011 and April 3, 2010 (in millions, except per share data — unaudited):

	Three Months Ended
	April 2, 2011		April 3, 2010
	Net	Earnings	Net	Earnings
	earnings	per share	earnings	per share

As reported	$2.4	0.16	0.6	0.04
Impairment loss on goodwill related charges, net of tax	—	—	0.2	0.02
Acquisition-related items	—	—	0.2	0.01
Proxy contest costs, net of tax	0.6	0.04	—	—

As adjusted	$3.0	0.20	1.0	0.07

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Following is a reconciliation of our net earnings to Adjusted EBITDA and earnings (loss) before income taxes to Adjusted EBITDA by segment, for the three months ended April 2, 2011 and April 3, 2010 (in millions — unaudited):

		Global			Corp &
	LXE	Tracking	Aviation	D&S	Other	Total
Three Months Ended April 2, 2011
Net earnings						$2.4
Income tax expense						0.6

Earnings (loss) before income taxes	$1.7	0.2	0.8	0.4	(0.1)	3.0
Interest expense	—	—	—	—	0.5	0.5
Depreciation and amortization	0.9	0.9	1.9	0.8	0.3	4.8
Stock-based compensation	0.1	—	0.1	0.1	0.2	0.5
Proxy contest costs	—	—	—	—	0.7	0.7

Adjusted EBITDA	$2.7	1.1	2.8	1.3	1.6	$9.5

Three Months Ended April 3, 2010
Net earnings						$0.6
Income tax expense						0.3

Earnings (loss) before income taxes	$0.8	0.1	(0.1)	0.9	(0.8)	0.9
Interest expense	—	—	—	—	0.5	0.5
Depreciation and amortization	0.8	0.9	2.2	0.8	0.3	5.0
Stock-based compensation	0.1	—	0.1	0.1	0.2	0.5
Impairment loss on goodwill related charges	—	—	—	—	0.4	0.4

Acquisition-related items	—	—	—	—	0.2	0.2

Adjusted EBITDA	$1.7	1.0	2.2	1.8	0.8	$7.5

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Important Information
EMS Technologies, Inc. (the “Company”) filed a definitive Proxy Statement for the 2011 Annual Meeting of Shareholders with the Securities and Exchange Commission (the “SEC”) on March 23, 2011. Shareholders are urged to read the Proxy Statement, as well as other documents filed with the SEC, because they contain important information. The definitive Proxy Statement and other documents filed with the SEC concerning the Company are available free of charge at the Company’s website (www.ems-t.com) under the heading “Investor Relations”, at the SEC’s website (www.sec.gov), or by contacting the Company at (770) 729-6512. Shareholders should read carefully the definitive proxy statement and WHITE proxy card before making any voting decision.
The Company, its directors and certain of its officers and employees are participants in a solicitation of proxies in connection with the Company’s 2011 Annual Meeting of Shareholders. Information with respect to the identity of these participants in the solicitation and a description of their direct or indirect interest in the Company, by security holdings or otherwise, is contained in the definitive Proxy Statement filed by the Company with the SEC on March 23, 2011.
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